UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 3, 2003

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (804) 648-3820

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On August 3, 2003, the registrant engaged BDO Seidman, LLP to serve as its new independent accountant. Such appointment was approved by the Audit Committee of the registrant’s Board of Directors and the Board of Directors.

During the two most recent fiscal years ended December 31, 2001 and December 31, 2002 and through the date of this
Form 8-K, neither the registrant, nor anyone on its behalf, has consulted with BDO Seidman, LLP regarding either the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the registrant’s financial statements, or any matters or reportable events described under Item 304 (a) (2) of Regulation S-B.

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Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly ceased this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D. Robert B. Harris, Ph.D. President and Chief Executive Officer
Date: August 5, 2003

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